Exhibit 2.b.

VERSUS CAPITAL REAL ASSET DEBT FUND

BYLAWS

ARTICLE 1
AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1.          Principal Office of the Trust.  A principal office of the Trust shall be located in Greenwood Village, Colorado. The Trust may have other principal offices within or outside of The Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.2.          Agreement and Declaration of Trust.  These Bylaws (the “Bylaws”) shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of Versus Capital Real Asset Debt Fund, the Massachusetts voluntary association with transferable shares established by the Declaration of Trust (the “Trust”).  Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

1.3.          Agent for Service of Process.  The name and address of the agent of the Trust in The Commonwealth of Massachusetts is CT Corporation, 155 Federal Street, Suite 700, Boston, Massachusetts 02110.

ARTICLE 2
MEETINGS OF TRUSTEES

2.1.          Regular Meetings.  Regular meetings of the Trustees of the Trust (each a “Trustee” and collectively, the “Board” or “Trustees”) may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.  A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of Shareholders.

2.2.          Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees (if any), the President or the Treasurer, or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3.         Notice.  It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight (48) hours, or by telegram, telex or telecopy or other electronic transmission method at least twenty-four (24) hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address (or facsimile number or e-mail address as the case may be) or to give notice to him or her in person or by telephone, voice-mail or e-mail at least twenty-four (24) hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4.          Quorum.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5.         Telephone Meeting; Consents.  Except as otherwise provided in the Declaration of Trust or from time to time in the Bylaws, any action to be taken by the Trustees may be taken at a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents or consents submitted electronically by a majority of the Trustees then in office (or such greater number as may be required by the Declaration of Trust, the Bylaws, or applicable law).

ARTICLE 3
OFFICERS AND CHAIRMAN OF THE TRUSTEES

3.1.          Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer, and such other officers, if any, as the Trustees from time to time may in their discretion elect.  The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  Any officer may but need not be a Trustee or a Shareholder.  Any two or more offices may be held by the same person.

3.2.          Election.  The President, the Treasurer, and the Secretary shall be elected by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time.  If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (the “Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”).  Vacancies in any office may be filled at any time.

3.3.         Tenure.  The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1.  Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4.         Powers.  Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5.          Chairman of the Trustees. There may be an office of the Chairman of the Trustees, which shall serve on behalf of the Trustees. The office of the Chairman of the Trustees may be held by more than one person.  Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act.  If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a Shareholder.  The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust.  In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust, and the Trust’s investment adviser(s) and other service providers, as deemed necessary or appropriate.  The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his or her absence at any meeting or in the event of his or her disability.

3.6.         Chief Executive Officer; President; Vice President.  The Trust’s officers shall include a President and may include a Chief Executive Officer (which may, but does not have to be, the same person as the President) and/or one or more Vice President(s).   Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7.          Treasurer; Assistant Treasurer.  The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser, or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.  Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8.          Secretary; Assistant Secretary.  The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.  Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9.          Chief Compliance Officer.  The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10.        Resignations.  Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
COMMITTEES

4.1.        General.  In fulfilling their duties hereunder, the Trustees may establish and act through one or more Committees of Trustees, the composition and operations of which may be established by vote of the Trustees or by a separate Committee charter. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Any action by one or more Committees of the Trustees may be taken at a meeting or by written consent or consents submitted electronically.

ARTICLE 5
REPORTS

5.1.         General.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.  Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6
FISCAL YEAR

6.1.         General.  Except as from time to time otherwise determined by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Trustees or the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7
SEAL

7.1.          General.  The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
EXECUTION OF PAPERS

8.1.          General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 9
UNCERTIFICATED SHARES AND SHARE CERTIFICATES

9.1.          Uncertificated Shares; Share Certificates.  In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time, but are not required to, authorize the issuance of share certificates.  In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees.  Any such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer.  Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

9.2.          Loss of Certificates.  In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3.          Discontinuance of Issuance of Certificates.  Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue any issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10
SHAREHOLDERS’ VOTING POWERS AND MEETINGS

10.1.        Voting Powers.  The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article 4, Sections 1 and 3 of the Declaration of Trust, (ii) with respect to any matters required by the 1940 Act, (iii) with respect to any termination of this Trust to the extent and as provided in Article 9, Section 4 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article 9, Section 4 of the Declaration of Trust), (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article 9, Section 9 of the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law.  Shares of the Trust then entitled to vote shall be voted by individual series except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series, (ii) when the Trustees have determined that the matter affects only the interests of one or more series or classes of Shares, then only Shareholders of such series or classes of Shares shall be entitled to vote thereon, and (iii) as otherwise provided in the Declaration of Trust, provided in these Bylaws, or required by applicable law. There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

Nothing in these Bylaws or the Declaration of Trust shall restrict the power of the Trustees to terminate any series or class of Shares by written notice to the Shareholders of such series or class, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets, or similar transaction involving such series or class of Shares.

10.2.        Voting Power and Meetings.  Meetings of the Shareholders may be called by a majority of the Trustees for the purpose of electing Trustees as provided in Article 4, Section 1 of the Declaration of Trust, and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by a majority of the Trustees from time to time for the purpose of taking action upon any other matter deemed by them to be necessary or desirable. A meeting of Shareholders, and any adjournment or postponement thereof, may be held at any such time, day, and place as is designated by the Trustees.  Notice of any meeting of Shareholders, stating the date, time, place, and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees at least seven (7) days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder’s address as it appears on the records of the Trust or by providing notice to such Shareholder by electronic transmission or by any other means permitted by applicable law.  Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder.  No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Any meeting may be postponed by the Trustees prior to the meeting with notice to the Shareholders entitled to vote at that meeting.

10.3.        Quorum and Required Vote.  Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments.  Any meeting may be adjourned to the time or times as determined by the Trustees and communicated to the Shareholders in the manner provided in Section 10.2 hereof. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a majority of the quorum of Shares necessary for the transaction of business at a Shareholders’ meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders’ meeting shall decide that matter insofar as that class or series is concerned.

10.4.        Action by Written Consent.  Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.5.        Record Dates.  For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time (which for meetings of Shareholders shall be not more than ninety (90) days before the date of any such meeting), as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment or postponement thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

ARTICLE 11
AMENDMENT TO THE BYLAWS

11.1.        General.  Except to the extent that the Declaration of Trust, other provisions of these Bylaws, or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.